UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012 (July 9, 2012)

BLUE WOLF MONGOLIA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35234	66-0762833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Two Greenwich Office Park, Suite 300
Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-4903

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, Mr. Koji Fusa joined the Board of Directors (the “Board”) of Blue Wolf Mongolia Holdings Corp. Mr. Fusa will also serve on the Audit Committee of the Board.

Mr. Fusa has served as the Chief Executive Officer and a Director of Sandringham Capital Partners Limited, an investment manager and advisory company in the United Kingdom, since September 2004. Since February 2012, he has also served as chief executive officer and director of a blank check company seeking to go public in the United States and which was formed for the purpose of consummating a business combination with one or more businesses or entities. From July 2003 to August 2004, Mr. Fusa served as a Managing Director at Credit Suisse First Boston Ltd. based in London. From April 2000 to June 2003, he served as Head of Investment Banking at Credit Suisse First Boston Ltd. in its Japanese office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2012	BLUE WOLF MONGOLIA HOLDINGS CORP.

	By:	/s/ Nicholas Edwards
Name: Nicholas Edwards
Title: President and Chief Financial Officer